Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

:
In re:	: :	Chapter 11
FEDDERS NORTH AMERICA, INC., et al.,	:	Case No. 07-11176 (BLS)
n/k/a FNA Liquidating, Inc.,	:
	:	Jointly Administered
Debtors. [1]	:
:

DEBTORS’ AND TERM LENDERS’ JOINT PLAN OF LIQUIDATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

COLE, SCHOTZ, MEISEL,	WEIL, GOTSHAL & MANGES, LLP
FORMAN & LEONARD, P.A.	Stephen Karotkin
Norman L. Pernick (No. 2290)	Morgan Bale
J. Kate Stickles (No. 2917)	767 Fifth Avenue
1000 N. West Street, Suite 1200	New York, NY 10153
Wilmington, DE 19801	Telephone: 212-310-8350
Telephone: 302-652-3131	Facsimile: 212-310-8007
Facsimile: 302-652-3117

- and -	- and -

RICHARDS, LAYTON & FINGER, P.A.
Irving E. Walker	Mark D. Collins (No. 2981)
111 South Calvert Street, Suite 2350	One Rodney Square
Baltimore, MD 21202	920 North King Street
Telephone: 410-576-8211	Wilmington, DE 19801
Facsimile: 410-230-0667	Telephone: 302-651-7531
Facsimile: 302-651-7701
Counsel for the
Debtors and Debtors in Possession	Counsel for Goldman Sachs Credit Partners, L.P., as Administrative Agent and Collateral Agent for the Term Lenders

[1]	The Debtors are: (1) Fedders North America, Inc., n/k/a FNA Liquidating, Inc.; (2) Columbia Specialties, Inc.; (3) Emerson Quiet Kool Corporation, n/k/a EQKC Liquidating, Inc.; (4) Envirco Corporation; (5) Eubank Coil Company; (6) FJCC Florida Liquidating, Inc. f/k/a Fedders Addison Company, Inc.; (7) Fedders Corporation; (8) Fedders Holding Company, Inc., n/k/a FHC Liquidating, Inc.; (9) Fedders, Inc.; (10) Fedders International, Inc. (a Delaware corporation), n/k/a/ FI Liquidating, Inc.; (11) Fedders Investment Corporation, n/k/a FIC Liquidating, Inc.; (12) Fedders Islandaire, Inc. (a New York corporation), n/k/a FI Liquidating, Inc.; (13) Fedders Outlet, Inc., n/k/a FO Liquidating, Inc.; (14) Herrmidifier Company, Inc.; (15) Island Metal Fabricating Inc.; (16) Rotorex Company, Inc.; and (17) Trion, Inc.

- and -

HAYNES & BOONE LLP
Judith Elkin
Lenard M. Parkins
153 East 53rd Street
New York, NY 10022
Telephone: 212-659-4968
Facsimile: 212-884-8228

- and -

ZUCKERMAN SPAEDER LLP
Thomas G. Macauley (No. 3411)
919 Market Street, Suite 990
Wilmington DE 19801
Telephone: 302-427-0400
Facsimile: 302-427-8242

Counsel for Highland Capital Management L.P.
Dated: June 6, 2008

2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

:
In re:	:	Chapter 11
:
FEDDERS NORTH AMERICA, INC., et al.,	:	Case No. 07-11176 (BLS)
n/k/a FNA Liquidating, Inc.,	:
	:	Jointly Administered
Debtors.	:
:

DEBTORS’ AND TERM LENDERS’ JOINT PLAN OF
LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
     Fedders North America, Inc., now known as FNA Liquidating, Inc. (Case No. 07-11176), Columbia Specialties, Inc. (Case No. 07-11177), Emerson Quiet Kool Corporation, now known as EQKC Liquidating, Inc. (Case No. 07-11178), Envirco Corporation (Case No. 07-11179), Eubank Coil Company (Case No. 07-11180), FJCC Florida Liquidating, Inc. f/k/a Fedders Addison Company, Inc. (Case No. 07-11181), Fedders Corporation (Case No. 07-11182), Fedders Holding Company, Inc., now known as FHC Liquidating, Inc. (Case No. 07-11183), Fedders, Inc. (Case No. 07-11184), Fedders International, Inc., now known as FI Liquidating, Inc. (a Delaware Corporation) (Case No. 07-11185), Fedders Investment Corporation, now known as FIC Liquidating, Inc. (Case No. 07-11186), Fedders Islandaire, Inc., now known as FI Liquidating, Inc. (a New York Corporation) (Case No. 07-11187), Fedders Outlet, Inc., now known as FO Liquidating, Inc. (Case No. 07-11188), Herrmidifier Company, Inc. (Case No. 07-11189), Island Metal Fabricating, Inc. (Case No. 07-11190), Rotorex Company, Inc. (Case No. 07-11191), and Trion, Inc. (Case No. 07-11192) (collectively, “Fedders” or the “Debtors”), and Goldman Sachs Credit Partners, L.P., Camulos Master Fund L.P., and Highland Capital Management, L.P., (the “Term Lenders”), hereby jointly propose the following joint Chapter 11 plan of liquidation (the “Plan”) pursuant to section 1121(a) of the Bankruptcy Code. The Debtors and the Term Lenders are proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.
     The Plan provides for the liquidation and conversion of all of the Debtors’ respective assets to cash and the distribution of the proceeds thereof, net of certain fees and expenses, to holders of Allowed Claims in accordance with their relative priorities, except to the extent that the Term Lenders have agreed otherwise as an accommodation and settlement of certain issues to permit payment of Administrative Expense Claims and other priority claims to the extent required for confirmation of the Plan.
     The Plan is a joint plan of liquidation and provides that the Debtors’ Chapter 11 Cases will be substantively consolidated for all purposes. Accordingly, and except as expressly provided for herein, all provisions of the Plan, including without limitation the definitions and the provisions regarding distributions to creditors, shall apply to the assets and claims of the consolidated bankruptcy estates of the Debtors. All holders of Claims against the Debtors are encouraged to read the Plan and Disclosure Statement in their entirety before voting to accept or reject the Plan.
ARTICLE I.
DEFINITIONS AND INTERPRETATION
     Definitions. As used in the Plan, all capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in this Article 1. Any term used in the Plan that is not defined herein, but that is defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or Bankruptcy Rules.
     1.1 Adequate Protection Claims means the claims of the Term Lenders defined as the “Adequate Protection Claims” under the Final Order Authorizing Postpetition Financing, which are secured by the “Adequate Protection Liens” as defined in the Final Order Authorizing Postpetition Financing.
     1.2 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases Allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtors’ estates, (b) any actual and necessary costs and expenses of operating the Debtors’ businesses, (c) any indebtedness or obligations incurred or assumed by the Debtors, as Debtors in Possession, during the Chapter 11 Cases, including without limitation the Debtors’ obligations under the DIP Credit Facility; (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 503 of the Bankruptcy Code, (e) certain pre-petition trade claims under section 503(b)(9) of the Bankruptcy Code, (f) any fees or charges assessed against the estates of the Debtors under 28 U.S.C. § 1930, and (g) the Term Lenders Indemnification Claim and the Revolving Lenders Indemnification Claim, each as allowed by the Bankruptcy Court.
     1.3 Allowed means, (i) with reference to any Claim, (a) any Claim against the Debtors which has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed pursuant to the Plan or by Final Order of the Bankruptcy Court, (c) any Claim which is not Disputed, (d) any Claim that is compromised, settled or otherwise resolved pursuant to the authority granted to the Debtors Plan Administrator, or GUC Trustee, as may be applicable, pursuant to a Final Order of the Bankruptcy Court or under Article VII of the Plan or (e) any Claim which, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder, and (ii) with reference to any Equity Interest, any Equity Interest registered in the stock register maintained by or on behalf of the Debtors as of the applicable Record Date. Unless otherwise specified herein or by order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Claim from and after the Petition Date.
     1.4 Available Cash means Cash held by any of the Debtors as of the Effective Date which is not required to be paid or reserved for (i) Administrative Expense Claims, (ii) Priority Tax Claims, (iii) Priority Non-Tax Claims, (iv) the Disputed Priority Claims Reserve, and (v) the Post-Confirmation Budget.
     1.5 Avoidance Actions means all causes of action under sections 544, 545, 546, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code.
     1.6 Ballots means each of the ballot forms distributed by the Debtors to each member of an Impaired Class entitled to vote under Article III hereof in connection with the solicitation of acceptances or rejections of the Plan.
     1.7 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases, as in effect on the Confirmation Date.
     1.8 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases or any other court with jurisdiction over the Chapter 11 Cases.
     1.9 Bankruptcy Rules mean, collectively, the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any Local Rules of the United States Bankruptcy Court for the District of Delaware, as now in effect or hereafter amended.
     1.10 Bar Dates mean the date or dates designated by the Bankruptcy Court as the last dates for filing proofs of Claim (other than Professional Fee Claims) against the Debtors.
     1.11 Beneficial Interest means an interest in either the Term Lenders Liquidating Trust, to be distributed to the Term Lenders under Section 4.2 of the Plan, or an interest in the GUC Liquidating Trust, to be distributed to holders of Allowed Claims in Classes 4A-Q under Section 4.4 of the Plan.
     1.12 Business Day means any day other than a Saturday, Sunday or a “legal holiday” as such term is defined in Bankruptcy Rule 9006(a).

     1.13 Bonds means the debt securities issued in the face amount of approximately $155 million, providing for an interest rate of 9 7/8% and due in 2014, pursuant to an indenture dated as of March 8, 2004, among Fedders North America, Inc., as issuer, the Debtors named as guarantors therein, and U.S. Bank National Association, as trustee, as amended.
     1.14 Cash means legal tender of the United States of America and equivalents thereof.
     1.15 Chapter 11 Cases means the Debtors’ jointly administered Chapter 11 cases pending in the Bankruptcy Court.
     1.16 Claim has the meaning set forth in section 101(5) of the Bankruptcy Code, against any Debtor.
     1.17 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan, classified by the Plan pursuant to section 1123(a)(1) of the Bankruptcy Code.
     1.18 Collateral means any property or interest in property of any Debtor subject to a lien, charge, or other encumbrance to secure the payment or performance of a Claim, which lien, charge or encumbrance is valid, perfected and enforceable under applicable law, and is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.
     1.19 Confirmation Date means the date of entry of the Confirmation Order by the Clerk of the Bankruptcy Court.
     1.20 Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.
     1.21 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
     1.22 Creditors’ Committee means the official committee of unsecured creditors appointed in the Chapter 11 Cases on August 30, 2007, pursuant to section 1102 of the Bankruptcy Code.
     1.23 Debtors means, collectively, Fedders North America, Inc., now known as FNA Liquidating, Inc.; Columbia Specialties, Inc.; Emerson Quiet Kool Corporation, now known as EQKC Liquidating, Inc.; Envirco Corporation; Eubank Coil Company; FJCC Florida Liquidating, Inc. f/k/a Fedders Addison Company, Inc.; Fedders Corporation; Fedders Holding Company, Inc., now known as FHC Liquidating, Inc.; Fedders, Inc.; Fedders International, Inc., now known as FI Liquidating, Inc.; Fedders Investment Corporation, now known as FIC Liquidating, Inc.; Fedders Islandaire, Inc. (a

New York corporation), now known as FI Liquidating, Inc.; Fedders Outlet, Inc., now known as FO Liquidating, Inc.; Herrmidifier Company, Inc.; Island Metal Fabricating, Inc.; Rotorex Company, Inc.; and Trion, Inc.
     1.24 Debtors in Possession means the Debtors in their capacity as Debtors in Possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.
     1.25 Deficiency Claim means the portion, if any, of a Secured Claim that is unsecured, including without limitation the Term Lenders’ claims for indemnification under the Term Facility, which includes, without limitation, fees and expenses incurred by the Term Lenders in connection with the Lawsuit.
     1.26 DIP Credit Facility means that certain Senior Secured Superpriority Debtor in Possession Credit and Guaranty Agreement, dated as of August 24, 2007 (as the same has been amended from time to time), including the Final Order filed on October 5, 2007 approving the DIP Credit Facility (as amended from time to time).
     1.27 DIP Lenders means the lenders from time to time under the DIP Credit Facility.
     1.28 Disclosure Statement means the written disclosure statement (including all appendices, exhibits and schedules thereto) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.
     1.29 Disclosure Statement Approval Date means the date on which the Bankruptcy Court enters an Order approving the Disclosure Statement.
     1.30 Disputed Claim means any Claim not otherwise Allowed or paid pursuant to the Plan or an order of the Bankruptcy Court (i) which has been or hereafter is listed on the Schedules as unliquidated, contingent, and/or disputed, and which has not been resolved by written agreement of the parties or a Final Order, (ii) which is disputed under the Plan, (iii) as to which the Debtors have interposed an objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and (iv) any Claim for which proof of such Claim was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed.
     1.31 Disputed Priority Claims Reserve means Cash retained by the Debtors on the Effective Date as reserves to pay any unresolved Disputed Claims that are Administrative Expense Claims, Priority Tax Claims, or Priority Non-Tax Claims, in the event such Disputed Claims were to be Allowed.
     1.32 Distribution Record Date means with respect to Claims, the close of business on the second (2nd) Business Day after the Confirmation Date.

     1.33 Effective Date means the third (3rd) Business Day after which the conditions specified in Section 10.1 of the Plan have been satisfied or waived.
     1.34 Equity Interest means the interest of any holder of equity securities of Fedders Corporation represented by the issued and outstanding shares of common or preferred stock of Fedders Corporation, whether or not transferable, including any existing options, warrants or rights, contractual or otherwise, to acquire such equity interest.
     1.35 Estates means the estates created by the commencement of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.
     1.36 Estimated Liquidation Expenses means the amount of Cash estimated, from time to time, to be necessary for the Plan Administrator to complete implementation and execution of the Plan after the Effective Date; provided, however, that such amount shall not include any fees or expenses related to the Lawsuit or the GUC Liquidating Trust.
     1.37 Face Amount means (i) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court, (ii) when used in reference to an unliquidated Claim, the amount of the Claim as estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code, and (iii) when used in reference to an Allowed Claim, the allowed amount of such Claim.
     1.38 Final Order means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or motion for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, or move to reargue or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been upheld by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired, provided, however, the possibility that a timely motion under Rules 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not prevent such order from being a Final Order.
     1.39 Final Order Authorizing Postpetition Financing means the Final Order (i) Authorizing Debtors to Obtain Postpetition Financing Pursuant to Sections 363 and 364 of Bankruptcy Code, (ii) Granting Liens and Superpriority Claims to Postpetition Lenders Pursuant to Section 364 of Bankruptcy Code, (iii) Authorizing Use of Cash Collateral Pursuant to Section 363 of Bankruptcy Code, and (iv) Providing Adequate Protection to Prepetition Lenders Pursuant to Sections 361, 362, 363 and 364 of Bankruptcy Code.

     1.40 General Unsecured Claim means any unsecured, non-priority Claim against the Debtors that is not an Administrative Expense Claim, Priority Tax Claim or Priority Non-Tax Claim. General Unsecured Claims shall include all Deficiency Claims.
     1.41 GUC Liquidating Trust means the Liquidating Trust to be created pursuant to Section 4.4 below, for the benefit of holders of Classes 4A-Q Allowed Claims, including without limitation, holders of the Term Lenders Indemnification Claim, Deficiency Claims and Allowed Indemnification Claims. Holders of Allowed Claims in Classes 4A-Q shall be issued Beneficial Interests in the GUC Liquidating Trust representing their respective Pro Rata interest in the GUC Liquidating Trust.
     1.42 GUC Liquidating Trust Assets means the assets to be transferred to the GUC Liquidating Trust upon the Effective Date, consisting of: (a) Cash in the amount determined to be the “Total Unencumbered Value Available To Unsecured Creditors” as of the Effective Date and as set forth in Schedule 1.47 hereto, as it may be amended, but in no event shall such cash amount be less than $50,000; (b) all of the Debtors’ Avoidance Actions; (c) the Lawsuit, and all cash proceeds generated and received from such actions and claims; and (d) upon the final resolution and allowance of all Non-Section 506(c) Administrative Claims, any excess remaining from the Unencumbered Assets Allocation Amount after payment of all Allowed Non-Section 506(c) Administrative Claims.
     1.43 GUC Trustee means the Trustee of the GUC Liquidating Trust.
     1.44 Impaired means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
     1.45 Indemnification Claims means the Claims of any past or present director, officer, or employee of one or more of the Debtors for indemnification, “hold harmless,” and other similar rights, based on any contract, agreement, corporate charter, bylaws, statute, or common law; and excludes the Term Lenders Indemnification Claim and the Revolving Lenders Indemnification Claim, which terms are defined separately herein.
     1.46 Lawsuit means Adversary Proceeding No. 08-50549 filed by the Creditors’ Committee in the Bankruptcy Court on March 27, 2008, naming as defendants certain prepetition lenders, including certain Term Lenders, and certain directors and officers of the Debtors.
     1.47 Non-Section 506(c) Administrative Claims means those Administrative Expense Claims enumerated in Schedule 1.47 attached hereto.
     1.48 Other Secured Claim means any Secured Claim other than Term Lenders Claims and the Claims of the DIP Lenders under the DIP Credit Facility.

     1.49 Petition Date means August 22, 2007, the date on which the Debtors commenced their Chapter 11 Cases.
     1.50 Plan means this joint Chapter 11 plan of liquidation for each of the Debtors, including all exhibits, supplements, and schedules annexed hereto, either in its present form or as it may be altered, supplemented, amended or modified from time to time.
     1.51 Plan Administrator means the person appointed by the Term Lenders both to serve as the Trustee of the Term Lenders Liquidating Trust and to implement and execute the Plan in all respects other than those powers and duties assigned to the GUC Trustee and/or the Debtors .
     1.52 Plan Proponents means the Debtors and the Term Lenders.
     1.53 Plan Supplement means the supplement to the Plan comprised of the agreements and documents contemplated by the Plan, which shall be filed by no later than ten (10) days prior to the deadline approved by the Bankruptcy Court for filing objections to confirmation of the Plan.
     1.54 Post-Confirmation Budget means the cash or funds reasonably estimated to be required to enable the Debtors and the Plan Administrator/Term Lenders Trustee to complete their administrative duties in these Chapter 11 Cases, which Budget shall be subject to the approval of the Term Lenders prior to the Confirmation Date.
     1.55 Priority Non-Tax Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in sections 507(a)(2)-(7) and 507(a)(9)-(10) of the Bankruptcy Code.
     1.56 Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
     1.57 Professional means (i) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code and (ii) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.
     1.58 Pro Rata Share means, at any time, (i) with respect to distributions from the Debtors’ estates, the GUC Liquidating Trust, or the Term Lenders Liquidating Trust, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims, including Disputed Claims, in such Class.
     1.59 Revolving Lenders means Bank of America and the other parties who were lenders under the Debtors’ Revolving Loan and Guaranty Agreement dated as of March 20, 2007 (the “Revolving Facility”).

     1.60 Revolving Lenders Indemnification Claim means the claim of the Revolving Lenders arising under the Revolving Facility for fees and expenses incurred in connection with and defense of the Lawsuit to the extent the claims asserted in the Lawsuit against the Revolving Lenders are resolved by Final Order in favor of the Revolving Lenders.
     1.61 Schedules means the schedules of assets and liabilities and the statements of financial affairs filed by each of the Debtors on October 31, 2007 as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any supplements or amendments thereto through the Confirmation Date.
     1.62 Secured Claim means a Claim (i) secured by Collateral, the amount of which is equal to or less than the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtors after reasonable notice to the Creditors Committee, or (c) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or (ii) the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code; provided, that to the extent that the Collateral or right of setoff is less than the value of the related Claim, such deficiency shall be a General Unsecured Claim.
     1.63 Term Facility means that certain Term Loan and Guaranty Agreement, dated as of March 20, 2007, among Fedders North America, Inc. and the other borrowers party thereto, Goldman Sachs Credit Partners, L.P., as Administrative Agent thereunder, and the other financial institutions party thereto as lenders.
     1.64 Term Lenders means Goldman Sachs Credit Partners, L.P., Camulos Master Fund, L.P., and Highland Capital Management, L.P., the lenders that are parties to the Term Facility.
     1.65 Term Lenders Claim means the Claims of the Term Lenders (i) arising under or in connection with the Term Facility and all documents relating thereto, or (ii) arising under or in connection with any guaranty of the obligations under the Term Facility, including the Final Order Authorizing Postpetition Financing.
     1.66 Term Lenders Collateral means all assets of the Debtors’ estates that are subject to a duly perfected and valid security interest or lien of the Term Lenders, including the Adequate Protection Liens; provided, however, that for purposes of the Plan, such assets shall exclude the Unencumbered Assets Allocation Amount.
     1.67 Term Lenders Indemnification Claim means the claim of the Term Lenders arising under the Term Facility for fees and expenses incurred in connection with and defense of the Lawsuit to the extent the claims asserted in the Lawsuit against the Term Lenders are resolved by Final Order in favor of the Term Lenders.

     1.68 Term Lenders Liquidating Assets means all of the assets and properties of the Debtors’ Estates (other than the GUC Liquidating Trust Assets), including, but not limited to, the Available Cash.
     1.69 Term Lenders Liquidating Trust means the Liquidating Trust established pursuant to Section 4.2(b) below, for the benefit of the Term Lenders. The Term Lenders shall be issued Beneficial Interests in the Term Lenders Liquidating Trust representing their respective Pro Rata interest in the Term Lenders Liquidating Trust
     1.70 Term Lenders Plan Settlement means the agreement among the Debtors and the Term Lenders, as set forth in the Plan, for the compromise and settlement of all claims and controversies asserted by the Debtors or the Creditors’ Committee, or that could be so asserted, with respect to (a) the Debtors’ and Estates’ rights and claims under 11 U.S.C. § 506(c), and (b) the Unencumbered Assets Allocation Issues.
     1.71 Term Lenders Trustee means the Trustee of the Term Lenders Liquidating Trust.
     1.72 Tort Claims means any Claim, arising prior to the Petition Date, that has not been compromised and settled or otherwise resolved (a) relating to personal injury, property damage, products liability, wrongful death, or other similar Claims asserted against the Debtors or (b) arising under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances, or the environment, including, in each case, unasserted and other intangible Claims.
     1.73 Unencumbered Assets Allocation Amount means the sum of $6,666,000, plus the Top Hat Real Estate set forth in Schedule 1.47 based on the allocations and determinations set forth in Schedule 1.73 attached hereto, as it may be amended in the Plan Supplement.
     1.74 Unencumbered Assets Allocation Issues means any and all claims and issues asserted by the Creditors’ Committee, or that could be asserted by the Debtors or the Creditors’ Committee with respect to the allocation or determination of values to any assets of the Estates that are not subject to duly perfected and validly enforceable security interests or liens.
     1.75 Warranty Claim means any claim based on an alleged contract or other right relating to the purchase of goods from any one of the Debtors, including claims arising from purchases made after the Petition Date.
     Construction of Certain Terms. The words “herein,” “hereof,” “hereto,” “hereunder,” and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

ARTICLE II.
CLASSIFICATION AND VOTING OF CLAIMS AND EQUITY INTERESTS
     Claims and Equity Interests, other than Administrative Expense Claims and Priority Tax Claims, are classified for all purposes, including voting (unless otherwise specified), confirmation and distribution pursuant to the Plan as set forth below.
     A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim or Equity Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Equity Interest is an Allowed Claim in that Class and such Claim or Equity Interest has not been paid, released or otherwise satisfied prior to the Effective Date.
     2.1 Summary. The categories of Claims and Equity Interests listed below classify Claims (except for Administrative Expense Claims and Priority Tax Claims) and Equity Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan.

CLASS	DESCRIPTION	STATUS
[unclassified]	Administrative Expense Claims	Unimpaired — not entitled to vote

[unclassified]	Priority Tax Claims	Unimpaired — not entitled to vote

Classes 1A-Q	Classes 1A-Q consist of Priority Non-Tax Claims for each of the Estates	Unimpaired — not entitled to vote

Classes 2A-Q	Classes 2A-Q consist of the Term Lenders Claims for each of the Estates	Impaired — entitled to vote

Classes 3A-Q	Classes 3A-Q consist of Other Secured Claims for each of the Estates	Impaired — entitled to vote

Classes 4A-Q	Classes 4A-Q consist of General Unsecured Claims for each of the Estates	Impaired — entitled to vote

Classes 5A-Q	Classes 5A-Q consist of equity securities in each of the Estates	Impaired — not entitled to vote
     2.2 Classification. The Claims against, and equity securities in, the Debtors shall be classified as specified below (other than Administrative Expense Claims and

Priority Tax Claims, which shall be treated in accordance with Article IV below). Consistent with section 1122 of the Bankruptcy Code, a Claim or Equity Interest is classified by the Plan in a particular Class only to the extent the Claim or Equity Interest is within the description of the Class, and a Claim or Equity Interest is classified in a different Class to the extent it is within the description of that different Class.
          (a) Classes 1A-Q. Classes 1A-Q consist of Priority Non-Tax Claims for each of the Debtors’ Estates, as set forth below:

Class	Case No.	Debtor
1A	07-11176 (BLS)	Fedders North America, Inc.
1B	07-11177 (BLS)	Columbia Specialties, Inc.
1C	07-11178(BLS)	Emerson Quiet Kool Corporation
1D	07-11179 (BLS)	Envirco Corporation
1E	07-11180 (BLS)	Eubank Coil Company
1F	07-11181(BLS)	FJCC Liquidating, Inc. f/k/a
Fedders Addison Company, Inc.
1G	07-11182(BLS)	Fedders Corporation
1H	07-11183(BLS)	Fedders Holding Company, Inc.
1I	07-11184(BLS)	Fedders, Inc.
1J	07-11185(BLS)	Fedders International, Inc.
1K	07-11186(BLS)	Fedders Investment Corporation
1L	07-11187(BLS)	Fedders Islandaire, Inc.
1M	07-11188(BLS)	Fedders Outlet, Inc.
1N	07-11189(BLS)	Herrmidifier Company, Inc.
1O	07-11190(BLS)	Island Metal Fabricating, Inc.
1P	07-11191(BLS)	Rotorex Company, Inc.
1Q	07-11192(BLS)	Trion, Inc.
          (b) Classes 2A-Q. Classes 2A-Q consist of Term Lender Claims for each of the Debtors’ Estates, as set forth below:

Class	Case No.	Debtor
2A	07-11176 (BLS)	Fedders North America, Inc.
2B	07-11177 (BLS)	Columbia Specialties, Inc.
2C	07-11178(BLS)	Emerson Quiet Kool Corporation
2D	07-11179 (BLS)	Envirco Corporation
2E	07-11180 (BLS)	Eubank Coil Company

Class	Case No.	Debtor
2F	07-11181(BLS)	FJCC Liquidating, Inc. f/k/a
Fedders Addison Company, Inc.
2G	07-11182(BLS)	Fedders Corporation
2H	07-11183(BLS)	Fedders Holding Company, Inc.
2I	07-11184(BLS)	Fedders, Inc.
2J	07-11185(BLS)	Fedders International, Inc.
2K	07-11186(BLS)	Fedders Investment Corporation
2L	07-11187(BLS)	Fedders Islandaire, Inc.
2M	07-11188(BLS)	Fedders Outlet, Inc.
2N	07-11189(BLS)	Herrmidifier Company, Inc.
2O	07-11190(BLS)	Island Metal Fabricating, Inc.
2P	07-11191(BLS)	Rotorex Company, Inc.
2Q	07-11192(BLS)	Trion, Inc.
          (c) Classes 3A-Q. Classes 3A-Q consist of Other Secured Claims for each of the Debtors’ Estates, as set forth below:

Class	Case No.	Debtor
3A	07-11176 (BLS)	Fedders North America, Inc.
3B	07-11177 (BLS)	Columbia Specialties, Inc.
3C	07-11178(BLS)	Emerson Quiet Kool Corporation
3D	07-11179 (BLS)	Envirco Corporation
3E	07-11180 (BLS)	Eubank Coil Company
3F	07-11181(BLS)	FJCC Liquidating, Inc. f/k/a
Fedders Addison Company, Inc.
3G	07-11182(BLS)	Fedders Corporation
3H	07-11183(BLS)	Fedders Holding Company, Inc.
3I	07-11184(BLS)	Fedders, Inc.
3J	07-11185(BLS)	Fedders International, Inc.
3K	07-11186(BLS)	Fedders Investment Corporation
3L	07-11187(BLS)	Fedders Islandaire, Inc.
3M	07-11188(BLS)	Fedders Outlet, Inc.
3N	07-11189(BLS)	Herrmidifier Company, Inc.
3O	07-11190(BLS)	Island Metal Fabricating, Inc.
3P	07-11191(BLS)	Rotorex Company, Inc.
3Q	07-11192(BLS)	Trion, Inc.

          (d) Classes 4A-Q. Classes 4A-Q consist of General Unsecured Claims for each of the Debtors’ Estates, as set forth below:

Class	Case No.	Debtor
4A	07-11176 (BLS)	Fedders North America, Inc.
4B	07-11177 (BLS)	Columbia Specialties, Inc.
4C	07-11178(BLS)	Emerson Quiet Kool Corporation
4D	07-11179 (BLS)	Envirco Corporation
4E	07-11180 (BLS)	Eubank Coil Company
4F	07-11181(BLS)	FJCC Liquidating, Inc. f/k/a
Fedders Addison Company, Inc.
4G	07-11182(BLS)	Fedders Corporation
4H	07-11183(BLS)	Fedders Holding Company, Inc.
4I	07-11184(BLS)	Fedders, Inc.
4J	07-11185(BLS)	Fedders International, Inc.
4K	07-11186(BLS)	Fedders Investment Corporation
4L	07-11187(BLS)	Fedders Islandaire, Inc.
4M	07-11188(BLS)	Fedders Outlet, Inc.
4N	07-11189(BLS)	Herrmidifier Company, Inc.
4O	07-11190(BLS)	Island Metal Fabricating, Inc.
4P	07-11191(BLS)	Rotorex Company, Inc.
4Q	07-11192(BLS)	Trion, Inc.
          (e) Classes 5A-Q. Classes 5A-Q consist of equity securities for each of the Debtors’ Estates, as set forth below:

Class	Case No.	Debtor
5A	07-11176 (BLS)	Fedders North America, Inc.
5B	07-11177 (BLS)	Columbia Specialties, Inc.
5C	07-11178(BLS)	Emerson Quiet Kool
Corporation
5D	07-11179 (BLS)	Envirco Corporation
5E	07-11180 (BLS)	Eubank Coil Company
5F	07-11181(BLS)	FJCC Liquidating, Inc. f/k/a
Fedders Addison Company, Inc.
5G	07-11182(BLS)	Fedders Corporation
5H	07-11183(BLS)	Fedders Holding Company, Inc.
5I	07-11184(BLS)	Fedders, Inc.

Class	Case No.	Debtor
5J	07-11185(BLS)	Fedders International, Inc.
5K	07-11186(BLS)	Fedders Investment Corporation
5L	07-11187(BLS)	Fedders Islandaire, Inc.
5M	07-11188(BLS)	Fedders Outlet, Inc.
5N	07-11189(BLS)	Herrmidifier Company, Inc.
5O	07-11190(BLS)	Island Metal Fabricating, Inc.
5P	07-11191(BLS)	Rotorex Company, Inc.
5Q	07-11192(BLS)	Trion, Inc.
ARTICLE III.
TREATMENT OF UNCLASSIFIED CLAIMS AND EQUITY INTERESTS
     3.1 Administrative Expense Claims.
          (a) General. As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims shall not be classified for the purpose of voting or receiving distributions under the Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in this Article III.
          (b) Treatment. Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive, in full satisfaction, settlement and release of and in exchange for such Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim, on the later of the Effective Date or the date that is ten (10) Business Days after such Administrative Expense Claim becomes an Allowed Administrative Expense Claim pursuant to a Final Order of the Bankruptcy Court, or as soon after such dates as is practicable; provided, however, that Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business of the Debtors may be paid by the Debtors or the Plan Administrator in the ordinary course, consistent with past practice of the Debtors and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.
          (c) DIP Lenders Claims. The DIP Lenders Allowed Claims shall be paid in full in Cash on the Effective Date.
          (d) Revolving Lenders Claims. The Revolving Lenders Allowed Claims that exist as of the Effective Date shall be paid in full in Cash upon the Effective Date from the Unencumbered Assets Allocation Amount. Any further Allowed Claims of the Revolving Lenders arising after the Confirmation Date, including the Revolving Lenders Indemnification Claim, shall be paid in full in Cash from the Unencumbered Assets Allocation Amount.

          (e) Professional Compensation and Reimbursement Claims. All Professionals seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement for expenses incurred through and including the Effective Date under sections 503(b) of the Bankruptcy Code shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is forty-five (45) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court. If granted such an award by the Bankruptcy Court, such Professional shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) within ten (10) days after such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, or (ii) upon such other terms as may be mutually agreed upon by such holder of an Administrative Expense Claim and the Debtors or the Plan Administrator.
          (f) Warranty Claims. Unless the Debtors or Plan Administrator agree in writing otherwise, all Warranty Claims asserted as Administrative Expense Claims shall be deemed to be Disputed Claims and shall be estimated for purposes of allowance and distribution under 11 U.S.C. § 502(c).
          (g) Source of Funds for Payment. The Allowed Administrative Expense Claims shall be paid from the following sources (i) the Allowed Non-Section 506(c) Administrative Claims shall be paid from the Unencumbered Assets Allocation Amount, as part of the Term Lenders Plan Settlement; and (ii) the Allowed Administrative Expense Claims other than the Allowed Non-Section 506(c) Administrative Claims shall be paid from Cash of the Debtors’ estates constituting part of the Term Lenders’ Collateral, as part of the Term Lenders Plan Settlement, in full settlement and satisfaction of all claims assertable by the Debtors and their bankruptcy estates against the Term Lenders under 11 U.S.C. § 506(c) and with respect to the Unencumbered Assets Allocation Issues, including without limitation the claims in the Lawsuit based on 11 U.S.C. § 506(c). The agreement of the Term Lenders with respect to the Term Lenders Plan Settlement shall constitute a compromise and settlement within the meaning of 11 U.S.C. § 1123(b)(3) with respect to any and all issues that have been asserted, or may be asserted, inter alia, under 11 U.S.C. § 506(c) and with respect to the Unencumbered Assets Allocation Issues.
     3.2 Priority Tax Claims.
          (a) General. As provided in section 1123(a)(1) of the Bankruptcy Code, Priority Tax Claims shall not be classified for the purpose of voting or receiving distributions under the Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in this Article III
          (b) Treatment. Except to the extent that any governmental unit entitled to payment of any Allowed Priority Tax Claim has previously agreed or agrees to a different treatment by stipulation or otherwise, pursuant to section 1129(a)(9) of the Bankruptcy Code, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim, from the Unencumbered Assets Allocation Amount, Cash in an amount equal to such Allowed Priority Tax Claim, on the later of the Effective Date, and to the extent such Priority Tax Claim is not an Allowed Claim on the Effective Date, within thirty (30) days following allowance of such Claim.
          (c) Source of Funds. The Allowed Priority Tax Claims shall be paid from the Unencumbered Assets Allocation Amount, as part of the Term Lenders Plan Settlement.
ARTICLE IV.
TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS
     4.1 Priority Non-Tax Claims (Classes 1A-Q).
          (a) Impairment and Voting. Classes 1A-Q are not impaired by the Plan. Each holder of an Allowed Priority Non-Tax Claim is not entitled to vote to accept or reject the Plan.
          (b) Treatment. Except to the extent that a holder of an Allowed Priority Non-Tax Claim has been paid by the Debtors prior to the Effective Date or has previously agreed or agrees to a different treatment by stipulation or otherwise, each holder of an Allowed Priority Non-Tax Claim shall receive, in full and complete satisfaction, settlement and release of and in exchange for such holder’s Allowed Priority Non-Tax Claim, Cash in an amount equal to such Allowed Priority Non-Tax Claim on the later of the Effective Date or, to the extent such Priority Non-Tax Claim is not an Allowed Claim on the Effective Date, within thirty (30) days following allowance of such Claim.
          (c) Source of Funds. The Allowed Priority Non-Tax Claims shall be paid from the Unencumbered Assets Allocation Amount, as part of the Term Lenders Plan Settlement.
     4.2 Term Lenders Claims (Classes 2A-Q).
          (a) Impairment and Voting. Classes 2A-Q are impaired by the Plan. Each holder of an Allowed Term Lenders Claim is entitled to vote to accept or reject the Plan.
          (b) Treatment.
               (i) For all purposes under the Plan, the Term Lenders shall be deemed to have Class 2A-Q Allowed Secured Claims. The Class 2A-Q claims shall be secured by a duly perfected first priority lien on all of the property and assets of the

Debtors’ bankruptcy estates, other than the Unencumbered Assets Allocation Amount and the GUC Liquidating Trust Assets.
               (ii) The Term Lenders Liquidating Trust shall be established by the Debtors’ execution of the Term Lenders Liquidating Trust Agreement, a copy of which shall be included in the Plan Supplement, with such Agreement subject to amendment from time to time in a manner consistent with the Plan. The Plan Administrator also shall serve as the Trustee of the Term Lenders Liquidating Trust and shall be designated by the Term Lenders prior to the Disclosure Statement Approval Date.
               (iii) On the Effective Date, all of the Term Lenders Liquidating Trust Assets shall be transferred to the Term Lenders Liquidating Trust.
               (iv) On the Effective Date, the Beneficial Interests in the Term Lenders Liquidating Trust shall be distributed to the Term Lenders.
               (v) On the Effective Date, the Term Lenders shall be released and shall be deemed released from any and all claims, liabilities and causes of actions of the Debtors of every kind and nature (including all claims under Section 506(c) of the Bankruptcy Code), excluding solely the remaining claims asserted in the Lawsuit (which remaining claims do not include the Section 506(c) claims that are released hereunder). The Secured Claims of the Term Lenders shall be deemed to be Allowed Secured Claims with respect to the Term Lenders Collateral; provided, however, that the foregoing shall not prejudice or otherwise affect the claims asserted by the Creditors’ Committee in the Lawsuit (except as otherwise settled and released pursuant to the Plan), and the prosecution of the Lawsuit by the GUC Trustee. The pendency of the Lawsuit shall not delay or otherwise affect the Term Lenders’ rights to receive distributions under the Plan, including without limitation distributions from the Term Lenders Liquidating Trust.
               (vi) As part of the Term Lenders Plan Settlement, the Term Lenders shall make available from the Term Lenders Collateral the amounts necessary, in addition to the Unencumbered Assets Allocation Amount, for payment of the Allowed Administrative Expense Claims, Priority Non-Tax Claims, and Priority Tax Claims.
               (vii) To the extent the Term Lenders Claims exceed the amounts paid to them under Section 4.2, such excess shall constitute a Deficiency Claim and shall receive treatment and distribution under Class 4.

     4.3 Other Secured Claims (Classes 3A-Q).
          (a) Impairment and Voting. Classes 3A-Q are impaired by the Plan. Each holder of an Allowed Other Secured Claim is entitled to vote to accept or reject the Plan.
          (b) Treatment. On the Effective Date, unless a holder of an Allowed Other Secured Claim has been paid by the Debtors prior to the Effective Date or has previously agreed or agrees to a different treatment by stipulation or otherwise, each holder of an Allowed Other Secured Claim shall receive (i) the amount of the proceeds actually realized from the sale of any Collateral securing such Claim, less the actual costs and expenses of disposing of such Collateral; or (ii) the Collateral securing such Claim, but in neither case in an amount greater than necessary to pay such Allowed Other Secured Claim in full, plus, if the Collateral securing such Allowed Other Secured Claim exceeds the Allowed amount of such Claim, any interest (including postpetition interest at the non-default rate) on such Allowed Other Secured Claim and any reasonable fees, costs or charges provided for under the governing agreements, to the extent of such excess value and to the extent allowed pursuant to section 506(b) of the Bankruptcy Code. To the extent that the amount of an Allowed Other Secured Claim exceeds the value of the Collateral securing such Claim, that portion of such Claim shall be treated as an unsecured Deficiency Claim in Class 4.
          (c) Sale of Collateral After Effective Date. The Debtors or the Plan Administrator, as may be applicable, shall have the right, at any time subsequent to the Effective Date (i) to satisfy in full the obligations owed in respect of an Allowed Other Secured Claim by conveying to the holder of such Claim all of the right, title and interest in and to the property that is subject to the lien securing such Claim and/or (ii) to sell any property subject to a lien securing such Claim on the terms and subject to the conditions specified in the orders of the Bankruptcy Court and section 363 and the other applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.
          (d) Retention of Lien. Except as otherwise provided by an order of the Bankruptcy Court and section 363(f) of the Bankruptcy Code, the holder of an Allowed Other Secured Claim shall retain the lien securing such Claim as of the Confirmation Date until the distributions provided for in Section 4.2(b) have been made to such holder.
          (e) Subclasses. Each Allowed Other Secured Claim shall be deemed to be separately classified in a subclass of Class 3 and shall have all rights associated with separate classification under the Bankruptcy Code.
     4.4 General Unsecured Claims (Classes 4A-Q).
          (a) Impairment and Voting. Classes 4A-Q are impaired by the Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

          (b) Treatment.
               (i) The GUC Liquidating Trust shall be established by the Debtors’ execution of the GUC Liquidating Trust Agreement, a copy of which shall be included in the Plan Supplement, with such Agreement subject to amendment from time to time in a manner consistent with the Plan. The GUC Trustee shall be designated by the Creditors’ Committee prior to the Disclosure Statement Approval Date, or in the absence of such timely designation, by the Plan Proponents, subject to the Creditors’ Committee’s objection and approval of the Bankruptcy Court.
               (ii) On the Effective Date, all holders of Allowed General Unsecured Claims shall receive their Pro Rata Share of the Beneficial Interests in the GUC Liquidating Trust.
               (iii) The GUC Liquidating Trust shall provide as follows: (A) any and all proceeds received by the GUC Liquidating Trust from the prosecution or settlement of the Lawsuit and any Avoidance Actions or other suits or causes of action shall be deposited into a segregated account (the “GUC Trust Escrow Account”) pending the final resolution of the Lawsuit; and (B) upon final resolution of the Lawsuit, all amounts in the GUC Trust Escrow Account shall be distributed (1) first, to pay in full all Allowed Administrative Expense Claims of the Revolving Lenders and the Term Lenders, including but not limited to, the Revolving Lenders Indemnification Claim and the Term Lenders Indemnification Claim; (2) second, to pay all Allowed fees and expenses of the GUC Liquidating Trust; and (3) third, to pay Pro Rata the holders of Beneficial Interests in the GUC Liquidating Trust, provided, however, that no expenses of the GUC Liquidating Trust (including legal fees and expenses) incurred in connection with the Lawsuit against the Term Lenders and Revolving Lenders shall be paid other than from an affirmative recovery, if any, from the Term Lenders and/or the Revolving Lenders pursuant to the Lawsuit, and no expenses of the GUC Liquidating Trust (including legal fees and expenses) incurred in connection with the Lawsuit against directors and officers shall be paid other than from an affirmative recovery, if any, from the directors and officers or any insurance coverage for such directors and officers. All Allowed Deficiency Claims, as well as all Allowed Indemnification Claims of the directors and officers of the Debtors, shall share Pro Rata in any distribution to the holders of the Beneficial Interests in the GUC Liquidating Trust. Any and all professional fees and expenses paid by the GUC Liquidating Trust shall be subject to the approval of the Bankruptcy Court.
     4.5 Equity Interests (Classes 5A-Q).
          (a) Impairment and Voting. Classes 5A-Q are impaired by the Plan. Holders of Equity Interests shall not be entitled to vote on the Plan and are deemed to vote to reject the Plan.
          (b) Treatment. On the Effective Date, all Class 5G Equity Interests (in Fedders Corporation) shall be cancelled. No holder of a Class 5G Equity Interest shall be entitled to, or shall receive or retain, any property or interest in property on account of such Class 5G Equity Interest. The Class 5A-F, and H-Q Equity Interests, all of which are held by one of the Debtors, shall continue in effect unaltered by the Plan, and shall continue in existence to assist the Plan Administrator in implementing the Plan, unless and until the Plan Administrator may determine to dissolve the corporate existence of the Debtors to the extent such dissolution is consistent with the Plan.
ARTICLE V.
PROVISIONS REGARDING VOTING
AND DISTRIBUTIONS UNDER THE PLAN
     5.1 Voting of Claims. Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article IV of the Plan, or the holder of a Claim that has been temporarily allowed for voting purposes only under Bankruptcy Rule 3018(a), shall be entitled to vote separately to accept or reject the Plan as provided for in such order as is entered by the Bankruptcy Court approving the Disclosure Statement, or any other order or orders of the Bankruptcy Court. For purposes of calculating the number of Allowed Claims in a Class that has voted to accept or reject the Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class held by one entity or its “affiliate” (as defined in the Securities Act of 1933 and the rules and regulations promulgated with respect to such Act) shall be aggregated and treated as one Allowed Claim in such Class; provided, however, that Claims acquired by an entity from unrelated entities shall not be aggregated for purposes of voting.
     5.2 Nonconsensual Confirmation. If any impaired Class does not accept the Plan by the requisite statutory majorities provided in section 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Plan Proponents reserve the right (a) to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code, (b) to reallocate distribution of assets to Claims if necessary to obtain entry of the Confirmation Order, and (c) to amend the Plan in accordance with Article XII of the Plan as necessary to obtain entry of the Confirmation Order, provided, however, that the Debtors shall not undertake to confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code if impaired Classes 2A-Q have not accepted the Plan.
     5.3 Method of Distributions Under the Plan.
          (a) Plan Administrator. Subject to Section 6.3 hereof, all distributions under the Plan shall be made by the Plan Administrator. The Plan Administrator and the GUC Trustee shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event of any such order, all costs and expenses of procuring any such bond or surety shall be borne by the Estates, the Term Lenders Liquidating Trust, or the GUC Liquidating Trust, as the case may be. The Plan Administrator shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated to be made by the Plan Administrator hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Plan Administrator by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Plan Administrator to be reasonably necessary and proper to implement the provisions hereof. The reasonable fees and reasonable and actual expenses of the Plan Administrator shall be paid from the Cash of the Estates or the Term Lenders Liquidating Trust, as the case may be, after the Effective Date.
          (b) Timing of Distributions. Unless otherwise provided herein, any distributions and deliveries to be made hereunder to holders of Allowed Claims shall be made upon the Effective Date or as soon thereafter as is practicable; any distributions and deliveries to holders of Beneficial Interests in the Term Lenders Liquidating Trust shall be made in accordance with Section 6.3 below; and any distributions and deliveries to holders of Beneficial Interests in the GUC Liquidating Trust shall be made in accordance with Section 6.4 below. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.
          (c) Delivery of Distributions. Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, or with the registrar or transfer agent with respect to the Bonds, unless the Debtors and/or the Plan Administrator, or the GUC Trustee, as the case may be, have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder.
          (d) Distributions to Holders of Allowed Claims as of the Distribution Record Date. On the Distribution Record Date, the claims register shall be closed, and there shall be no further changes in the record holder of any Claim. The Plan Administrator and GUC Trustee each shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. The Plan Administrator or GUC Trustee, as the case may be, shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the claims register as of the close of business on the Distribution Record Date.
          (e) Undeliverable and Unclaimed Distributions. If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Plan Administrator or GUC Trustee, as the case may be, is notified of such holder’s then-current address, at which time all missed distributions shall be made as soon as is practicable to such holder, without interest. Checks issued by the Plan Administrator or GUC Trustee shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Requests for re-issuance of any check shall be made in accordance with the notice provisions of Section 12.11 of the Plan. All claims for undeliverable distributions or voided checks shall be made within one-hundred twenty (120) days after the date such undeliverable distribution was initially made, except that checks issued as part of a final distribution from the GUC Liquidating Trust need not be reissued. After such date, all such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall, in the discretion of the Plan Administrator or the GUC Trustee, be used first to satisfy the costs of administering and fully consummating the Plan and administering the estates, and thereafter any remaining funds shall become available for distribution in accordance with the Plan, subject to Section 5(i) below. Such holder shall not be entitled to any other or further distribution under the Plan on account of such Claim.
          (f) Distributions of Cash. Any payment of Cash made pursuant to the Plan may be made at the option of the Plan Administrator or the GUC Trustee, as may be applicable, either by check drawn on a domestic bank or by wire transfer.
          (g) Minimum Distributions. The Plan Administrator will not be required to make a Distribution to a holder of an Allowed Claim if the amount of such Distribution would be $25.00 or less.
          (h) Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Plan Administrator and the GUC Trustee shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements, to the extent applicable. Notwithstanding the above, each holder of an Allowed Claim or Beneficial Interest in the Term Lenders Liquidating Trust or the GUC Liquidating Trust that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution. The Plan Administrator and the GUC Trustee each shall have the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to the Plan Administrator or the GUC Trustee for payment of any such tax obligations.
          (i) Abandonment of Certain Property by the GUC Liquidating Trust. The GUC Liquidating Trust may abandon in any commercially reasonable manner (including abandonment or donation to a charitable organization of the GUC Trustee’s choice) any property that the GUC Liquidating Trust reasonably concludes is of no benefit to its distributees and beneficiaries or that it reasonably determines, at the conclusion of distributions or dissolution of the GUC Liquidating Trust, to be too impractical to distribute.
          (j) Setoffs. The Plan Administrator and/or the GUC Trustee, as may be applicable, may set off against or recoup from any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors may hold against the holder of such Allowed Claim, to the extent that such rights of setoff and/or recoupment exist under applicable nonbankruptcy law; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Plan Administrator or the GUC Trustee, as the case may be, on behalf of the Debtors, the Debtors in Possession (or any successor thereto), or the Estates of any such claims, rights and causes of action that the Debtors or the Debtors in Possession (or any successor thereto) may possess against such holder.
ARTICLE VI.
MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN
     6.1 Substantive Consolidation. The Plan contemplates and is predicated upon substantive consolidation of the Debtors into a single entity, Fedders Corporation, solely for purpose of all actions under the Plan. Entry of the Confirmation Order shall constitute approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution. On and after the Effective Date, (i) all assets and liabilities of the Debtors (excluding affiliates of the Debtors that are not Debtors) shall be deemed merged so that all of the assets of the Debtors shall be available to pay all of the liabilities under the Plan as if it were one company, (ii) no distributions shall be made under the Plan on account of intercompany claims among the Debtors, (iii) no distributions will be made under the Plan on account of Fedders’s interests in its subsidiaries; (iv) all guarantees of any Debtor of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of the Debtors shall be deemed to be one obligation of the consolidated Debtors, and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors.
     6.2 Accounts. The Debtors, the Plan Administrator, and the GUC Trustee, as applicable, may establish one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of the Plan, and may invest all or a portion of the Cash, (i) in tax exempt instruments, (ii) as permitted by section 345 of the Bankruptcy Code or (iii) as otherwise authorized by the Bankruptcy Court. All such investments shall be deemed in compliance with section 345 of the Bankruptcy Code, and the Debtors and the Liquidating Trustees, as applicable, shall be relieved from the obligations under section 345(b) of the Bankruptcy Code to obtain a bond from any entity with which the Cash is so deposited or invested.

     6.3 The Term Lenders Liquidating Trust.
          (a) Establishment of Term Lenders Liquidating Trust. The Debtors shall transfer all of the Term Lenders Liquidating Trust Assets to the Term Lenders Liquidating Trust on the Effective Date. Such transfer of assets shall be free and clear of all liens, claims and encumbrances, other than the liens of the Term Lenders. The Term Lenders shall receive Beneficial Interests in the Term Lenders Liquidating Trust entitling them to share, on a Pro Rata Basis, in the assets of the Term Lenders Liquidating Trust.
          (b) Execution of Term Lenders Liquidating Trust Agreement. On the Effective Date, the Term Lenders Liquidating Trust Agreement, in a form consistent with the Plan but otherwise reasonably acceptable to the Term Lenders, shall be executed, and all other necessary steps shall be taken to establish the Term Lenders Liquidating Trust, for the benefit of the Term Lenders. In the event of any conflict between the terms of this Section 6.3 and the terms of the Term Lenders Liquidating Trust Agreement, the terms of the Plan shall govern.
          (c) Purpose of Term Lenders Liquidating Trust. The Term Lenders Liquidating Trust shall be established for the purpose of liquidating and distributing its assets for the benefit of the Term Lenders, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.
          (d) Term Lenders Trustee. The Trustee of the Term Lenders Liquidating Trust shall be the Plan Administrator.
          (e) Authority and Role of the Plan Administrator as Trustee.
               (i) In furtherance of and consistent with the purpose of the Term Lenders Liquidating Trust and the Plan, the Plan Administrator shall (A) have the power and authority to hold, manage, and sell the Term Lenders Liquidating Trust Assets, and to distribute the Available Cash and the cash proceeds of the Term Lenders Liquidating Trust Assets to the Term Lenders, as the Plan Administrator may determine is appropriate from time to time, after consulting with the Term Lenders and taking into account the Estimated Liquidation Expenses, and (B) shall have the power and authority to implement and execute the Plan.
               (ii) The Plan Administrator shall be responsible for all decisions and duties with respect to the Term Lenders Liquidating Trust Assets. In all circumstances, the Plan Administrator, as Trustee of the Term Lenders Liquidating Trust, shall act in the best interests of the beneficiaries of the Term Lenders Liquidating Trust.
               (iii) The Plan Administrator may invest Cash (including any earnings thereon); provided, however, that such investments are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section

301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.
          (f) Compensation of the Plan Administrator. The Plan Administrator shall be entitled to reasonable compensation in an amount consistent with that of similar professionals in similar types of bankruptcy proceedings. The costs and expenses of the Plan Administrator, including the fees and expenses of the Plan Administrator and his retained professionals, shall be paid out of the Term Lenders Liquidating Trust Assets and shall be considered administrative expenses of the Debtors’ estates.
          (g) Retention of Professionals by the Plan Administrator. The Plan Administrator may retain and reasonably compensate counsel and other professionals to assist in his duties as Term Lenders Trustee and Plan Administrator on such terms as the Plan Administrator deems appropriate without Bankruptcy Court approval. The Plan Administrator may retain any professional who represented parties in interest in the Chapter 11 Cases.
     6.4 The GUC Liquidating Trust.
          (a) Execution of Liquidating Trust Agreement. On the Effective Date, the GUC Liquidating Trust Agreement, in a form consistent with the Plan but otherwise reasonably acceptable to the Creditors’ Committee, shall be executed, and all other necessary steps shall be taken to establish the GUC Liquidating Trust and the Beneficial Interests therein, which, subject to the distribution priority scheme set out in Section 4.4(b)(iii) of this Plan, shall be for the benefit of the holders of Allowed General Unsecured Claims, including without limitation the Term Lenders Deficiency Claims and the Allowed Indemnification Claims. In the event of any conflict between the terms of Sections 4.4 and 6.4 and the terms of the GUC Liquidating Trust Agreement, the terms of the Plan shall govern.
          (b) Purpose of GUC Liquidating Trust. The GUC Liquidating Trust shall be established for the purpose of prosecuting the Avoidance Actions and the Lawsuit, as the GUC Trustee may determine is appropriate, taking into account the costs, likelihood of success, and reasonably expected benefits of such litigation. The GUC Liquidating Trust shall be established and shall be operated in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.
          (c) GUC Liquidating Trust Assets. The GUC Liquidating Trust shall consist of the GUC Liquidating Trust Assets. On the Effective Date, the Debtors shall transfer all of the GUC Liquidating Trust Assets to the GUC Liquidating Trust free and clear of all liens, claims, and encumbrances. All expenses incurred by the GUC Trustee in prosecuting litigation and administering the GUC Liquidating Trust, shall be paid, subject to the terms of the Plan (including, but not limited to, Section 4.4(b)(iii) hereof), solely from the proceeds of the GUC Liquidating Trust, and shall not be chargeable to the Debtors’ estates or to the Term Lenders Liquidating Trust.

          (d) Role of the GUC Trustee.
               (i) In furtherance of and consistent with the purpose of the GUC Liquidating Trust and the Plan, the GUC Trustee shall (A) have the power and authority to hold, manage, prosecute, and settle the GUC Liquidating Trust Assets, and to distribute the net proceeds of such actions to the holders of Allowed General Unsecured Claims, including Deficiency Claims and Allowed Indemnification Claims, (B) have the power and authority to manage and distribute Cash, (C) have the power and authority to prosecute, settle, and resolve, in the names of the Debtors and/or the name of the GUC Liquidating Trust, the Debtors’ interests in claims and causes of action included within the GUC Liquidating Trust Assets, including the Lawsuit, (D) have the power and authority to prosecute and resolve objections to Disputed General Unsecured Claims, and (E) have the power and authority to perform such other functions as are provided in the Plan. The GUC Trustee shall be responsible for all decisions and duties with respect to the GUC Liquidating Trust and the GUC Liquidating Trust Assets. In all circumstances, the GUC Trustee shall act in the best interests of all beneficiaries of the GUC Liquidating Trust and in furtherance of the purpose of the GUC Liquidating Trust.
          (e) Nontransferability of GUC Liquidating Trust Beneficial Interests. The Beneficial Interests in the GUC Liquidating Trust shall not be certificated and shall not be transferable (except as otherwise provided in the GUC Liquidating Trust Agreement).
          (f) Cash. The GUC Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code; provided, however, that such investments are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.
          (g) Compensation of the GUC Trustee. Subject to the limitations set out in Section 4.4(b)(iii), the GUC Trustee shall be entitled to reasonable compensation in an amount consistent with that of similar professionals in similar types of bankruptcy proceedings. Subject to the Plan, including the limitations set out in Section 4.4(b)(iii) hereof, the costs and expenses of the GUC Liquidating Trust, including the fees and expenses of the GUC Trustee and his retained professionals, shall be paid out of the GUC Liquidating Trust Assets.
          (h) Retention of Professionals by the GUC Trustee. Subject to the limitations set out in Section 4.4(b)(iii), the GUC Trustee may retain and reasonably compensate counsel and other professionals to assist in his duties as GUC Trustee on such terms as the GUC Trustee deems appropriate without Bankruptcy Court approval. The GUC Trustee may retain any professional who represented parties in interest in the Chapter 11 Cases.

     6.5 Securities Exempt. The issuance of the Beneficial Interests in the Term Lenders Liquidating Trust and GUC Liquidating Trust satisfies the requirements of section 1145 of the Bankruptcy Code and, therefore, such issuance is exempt from registration under the Securities Act of 1933, as amended, and any state or local law requiring registration.
     6.6 Cancellation of Equity Interests. On the Effective Date (i) the Equity Interests shall be cancelled, and (ii) the obligations of the Debtors with respect to the Equity Interests and under Fedders Corporation’s certificate of incorporation and any related agreements shall be extinguished.
     6.7 Debtors’ Tax Matters. As of the Effective Date, the Plan Administrator shall be authorized to exercise all powers regarding the Debtors’ tax matters, including filing tax returns, to the same extent as if the Plan Administrator were the Debtors in Possession. The Plan Administrator shall (A) complete and file within ninety (90) days of the filing for dissolution by Fedders, to the extent not previously filed, the Debtors’ final federal, state, and local tax returns, (B) request an expedited determination of any unpaid tax liability of the Debtors under section 505(b) of the Bankruptcy Code for all tax periods of the Debtors ending after the Commencement Date through the liquidation of the Debtors as determined under applicable tax laws, to the extent not previously requested, and (C) represent the interest and account of the Debtors before any taxing authority in all matters, including, but not limited to, any action, suit, proceeding, or audit.
     6.8 Closing of Chapter 11 Cases. Upon the final resolution, by a Final Order, of the Lawsuit and after the Estates are fully administered within the meaning of Bankruptcy Rule 3022, the Plan Administrator shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.
ARTICLE VII.
PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS
     7.1 No Distributions Pending Allowance.
          (a) General. Notwithstanding any other provision hereof and unless otherwise determined by the Debtors, or the GUC Trustee, as may be applicable, if all or any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on all or any portion of such Claim unless and until such Disputed Claim becomes an Allowed Claim. Until such time, with respect to Disputed Claims, the GUC Trustee shall withhold from the property to be distributed to holders of Beneficial Interests in the GUC Liquidating Trust the portion of such property allocable to Disputed Claims.

          (b) Tort Claims. All Tort Claims are Disputed Claims and shall be administered by the GUC Liquidating Trust. Any Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall, at the option of the Plan Administrator, or the GUC Trustee, as may be applicable, either be estimated or determined and liquidated.
     7.2 Resolution of Disputed Claims. Unless otherwise ordered by the Bankruptcy Court, the Plan Administrator and/or the GUC Trustee may make and file all objections to Disputed Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) and serve such objections upon the holders of the Claims to which the objections are made as soon as practicable, but in no event later than 120 days after the Effective Date or such later date as may be approved by the Court.
     7.3 Estimation of Claims. The Plan Administrator, and/or the GUC Trustee, as the case may be, may, at any time, request the Bankruptcy Court to estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time, including during litigation concerning any objection to such Claim. In the event the Bankruptcy Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. On and after the Confirmation Date, Claims which have been estimated may be compromised, settled, withdrawn or otherwise resolved, without further order of the Bankruptcy Court.
     7.4 Amounts Retained to Pay Disputed Claims. On and after the Effective Date, the Debtors, the Plan Administrator, and/or the GUC Trustee, as the case may be shall retain an amount of Cash, pending the allowance or disallowance of any Disputed Claims, sufficient to pay to each holder of a Disputed Claim (i) the amount that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date, or (ii) such lesser amount as the Bankruptcy Court may estimate pursuant to section 502(c) of the Bankruptcy Code and Section 7.3 of the Plan. If any Claims are disallowed, the GUC Liquidating Trust Assets withheld shall be released as and to the extent the GUC Trustee determines such property is no longer necessary to fund unresolved Disputed Claims, and such GUC Liquidating Trust Assets shall be distributed in accordance with Section 4.4 of. the Plan.
     7.5 Allowance of Disputed Claims. If, on or after the Effective Date, any Disputed Claim, or portion thereof, becomes an Allowed Claim, the Plan Administrator or the GUC Trustee, as may be applicable shall, within ten (10) Business Days following the date on which the Disputed Claim becomes an Allowed Claim, distribute to the holder of such Allowed Claim the amount that such holder would have received pursuant to Article III of the Plan on the Effective Date had the Disputed Claim been an Allowed Claim on such dates, which amount shall not exceed the amount of Cash reserved on account of such Claim.
     7.6 No Distribution in Respect of Disallowed Claims. To the extent that all or a portion of a Disputed Claim is disallowed, the holder of such Claim shall not receive any distribution on account of the portion of such Claim that is disallowed.
ARTICLE VIII.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     8.1 Executory Contracts and Unexpired Leases. On the Confirmation Date, all executory contracts and unexpired leases that exist between the Debtors and any person, except for those contracts and leases set forth in Schedule 8.1 hereto (which shall be included in the Plan Supplement), shall be deemed rejected as of the Effective Date, except for any executory contract or unexpired lease (a) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, or (b) as to which a motion for approval of the assumption of such contract or lease has been filed and served prior to the Confirmation Date.
     8.2 Approval of Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 8.1 of the Plan.
     8.3 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court no later than thirty (30) days after notice of the Effective Date. Any Claims not filed within such time period will be forever barred from receiving a distribution from the Estates, the GUC Liquidating Trust, or the Term Lenders Liquidating Trust.
     8.4 Retiree Benefits. The Debtors or the Plan Administrator, as the case may be, shall continue to pay all retiree benefits, as that term is defined in 11 U.S.C. § 1114, if any, at the level required by section 1114, for the duration of the period for which the Debtors are obligated to provide any such benefits.
ARTICLE IX.
EFFECT OF CONFIRMATION OF PLAN
     9.1 Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the

Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the close of the Chapter 11 Cases.
     9.2 Preservation of Certain Causes of Action. Except for the Lawsuit and Avoidance Actions, which shall be assigned to the GUC Liquidating Trust on and after the Effective Date, any and all claims or causes of action accruing to the Debtors and Debtors in Possession shall be preserved and retained by the Term Lenders Liquidating Trust and the Term Lenders Trustee, who shall have the exclusive right to enforce any such causes of action. The Trustee may pursue, abandon, settle or release any or all such rights of action upon Bankruptcy Court approval after notice and a hearing.
     9.3 Avoidance Actions. From and after the Confirmation Date, any and all Avoidance Actions shall be preserved and transferred to the GUC Liquidating Trust.
     9.4 Release and Exculpation. Neither the Debtors, the Term Lenders, the DIP Lenders, the Creditors’ Committee, nor any of their respective directors, officers, employees, members, attorneys, consultants, advisors and agents (acting in such capacity), shall have or incur any liability to any Entity for any act taken or omitted to be taken in the formulation, preparation, dissemination, implementation, confirmation or approval of the Plan, the Disclosure Statement related thereto or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan, and all such claims shall be deemed to be forever released as of the Effective Date; provided, however, that the provisions of this Section 9.4 shall not affect the liability of any Entity that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence, willful misconduct or breach of fiduciary duty. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.
     9.5 Injunction. On and after the Confirmation Date, all persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any claim, debt, right or cause of action of the Debtors and Debtors in Possession (i) for which the Debtors, the Debtors in Possession, Term Lenders Liquidating Trust, or the GUC Liquidating Trust, respectively, have authority to pursue in accordance with the Plan, or (ii) which has been released or extinguished pursuant to the Plan.
ARTICLE X.
EFFECTIVENESS OF THE PLAN
     10.1 Conditions Precedent to the Effective Date. The following are conditions precedent to the Effective Date of the Plan, unless waived by the Plan Proponents:

          (a) The Bankruptcy Court shall have entered the Confirmation Order which shall be in form and substance satisfactory to the Plan Proponents;
          (b) No stay of the Confirmation Order shall then be in effect at the time the other conditions set forth in this Section 10.1 are satisfied or waived; and
          (c) All documents, instruments and agreements, in form and substance satisfactory to the Plan Proponents, provided for under or necessary to implement the Plan, including the Term Lenders Liquidating Trust Agreement and the GUC Liquidating Trust Agreement, shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby.
ARTICLE XI.
RETENTION OF JURISDICTION
     The Bankruptcy Court shall retain jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:
          (a) To hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases, and the allowance of any Claims resulting therefrom;
          (b) To determine any and all adversary proceedings, applications, and contested matters that have been or may be commenced, including without limitation the Lawsuit and Avoidance Actions;
          (c) To hear and determine any controversies relating to the Term Lenders Trust and/or the GUC Liquidating Trust;
          (d) To hear and determine any objection to, or request to estimate, any Claims;
          (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;
          (f) To issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code;
          (g) To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

          (h) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;
          (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;
          (j) To recover all assets of the Debtors and property of the Debtors’ estates, wherever located;
          (k) To hear and determine disputes or controversies arising in connection with the interpretation, implementation, or enforcement of the Term Lenders Liquidating Trust and the GUC Liquidating Trust;
          (l) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods of the Debtors, the Term Lenders Liquidating Trust or the GUC Liquidating Trust ending after the Commencement Date);
          (m) To hear any other matter consistent with the provisions of the Bankruptcy Code;
          (n) To release and discharge the Plan Administrator; and
          (o) To enter a final decree closing the Chapter 11 Cases.
ARTICLE XII.
MISCELLANEOUS PROVISIONS
     12.1 Dissolution of the Creditors’ Committee. On the Effective Date, the Creditors’ Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of its attorneys, accountants, and other agents, shall terminate. The Creditors’ Committee shall continue to exist after such date solely with respect to all applications filed pursuant to sections 330 and 331 of the Bankruptcy Code seeking payment of fees and expenses incurred by any professional.
     12.2 Effectuating Documents and Further Transactions. Upon entry of the Confirmation Order, each of the Debtors, the Plan Administrator, and the GUC Trustee shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.
     12.3 Corporate Action. On the Effective Date, all matters provided for under the Plan, or that are contemplated by the Plan (including the liquidation of the remaining assets of the Debtors’ estates) that would otherwise require approval of the stockholders or directors shall be deemed to have occurred (without having to have obtained such approval) and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors are incorporated, without any requirement of action by the stockholders or further action by the directors of the Debtors.
     12.4 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan (whether by the Debtors or the Term Lenders Liquidating Trust), including any deeds, bills of sale or assignments executed in connection with any disposition of assets under, in furtherance of, or in connection with the Plan (including transfers of assets to and by the Term Lenders Liquidating Trust) shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar tax.
     12.5 Post-Effective Date Fees and Expenses of the Plan Administrator. From and after the Effective Date, except to the extent otherwise provided in the Plan, the Plan Administrator (including his or its capacity as the Trustee of the Term Lenders Liquidating Trust) shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter employed by the Debtors, or the Plan Administrator in connection with the implementation and consummation of the Plan, the reconciliation of Claims, or any other matters as to which such professionals are employed; provided, however, that no fees and expenses relating to the Lawsuit or the GUC Liquidating Trust shall be paid by the Plan Administrator. The fees and expenses of such professionals shall be paid by the Plan Administrator within ten (10) Business Days after submission to the Plan Administrator of an invoice therefore. If the Plan Administrator disputes the reasonableness of any such invoice, the Plan Administrator shall timely pay the undisputed portion of such invoice, and the Plan Administrator or the affected professionals may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such invoice. The fees and expenses of the Plan Administrator shall be paid in accordance with Section 6.3 hereof.
     12.6 Request for Expedited Determination of Taxes. The Debtors and/or the Plan Administrator shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through, and including, the dissolution of the Debtors.

     12.7 Payment of Statutory Fees. All fees payable pursuant to Section 1930 of title 28, United States Code, as determined by the Bankruptcy Court on the Effective Date, shall be paid on the Effective Date. Any statutory fees accruing after the Confirmation Date shall be paid by the Plan Administrator.
     12.8 Modification of Plan. The Debtors reserve the right, with the consent of the other Plan Proponents, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Plan Proponents may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of an Allowed Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.
     12.9 Withdrawal or Revocation. The Debtors may withdraw or revoke the Plan, with the consent of the other Plan Proponents, at any time prior to the Confirmation Date. If the Plan Proponents revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.
     12.10 Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan. The rights, benefits and obligations of any entity named or referred to in the Plan, whose actions may be required to effectuate the terms of the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity (including, but not limited to, any trustee appointed for the Debtors under chapters 7 or 11 of the Bankruptcy Code).
     12.11 Notices. Any notices to or requests of the Debtors and/or the Trustee by parties in interest under or in connection with the Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

Fedders Corporation (or such other name as may be designated before or after the Effective Date)
Westgate Corporate Center
505 Martinsville Road
P.O. Box 813
Liberty Corner, NJ 07938
Attn: Kent E. Hansen, Esquire
          Executive Vice President, Administration,
          General Counsel and Secretary;
with copies to:

Cole, Schotz, Meisel, Forman & Leonard, P.A. Counsel for the Debtors and Debtors in Possession 1000 N. West Street, Suite 1200 Wilmington, DE 19801 Attn: Norman L. Pernick, Esq.	Weil, Gotshal & Manges LLP
Counsel for Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent for the Term Lenders
767 Fifth Avenue
New York, NY 10153
Attn: Stephen Karotkin, Esq.

Cole, Schotz, Meisel, Forman & Leonard, P.A. Counsel for the Debtors and Debtors in Possession 111 S. Calvert Street, Suite 2350 Baltimore, MD 21202 Attn: Irving E. Walker, Esq.	Richards, Layton & Finger, P.A.
Counsel for Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent for the Term Lenders
One Rodney Square
920 North King Street
Wilmington, DE 19801
Attn: Mark D. Collins, Esq.

Brown Rudnick Berlack Israels LLP Counsel for Official Committee of Unsecured Creditors Seven Times Square New York, NY 10036 Attn: Robert J. Stark, Esq.	Haynes & Boone LLP Counsel for Highland Capital Management, L.P. 153 East 53rd Street New York, NY 10022 Attn: Judith Elkin, Esq.
     12.12 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of the Plan is invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors and other Plan Proponents, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
     12.13 Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.
     12.14 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.
     12.15 Exhibits. All Exhibits and Schedules to the Plan, as they may be amended from time to time, are incorporated into and are a part of the Plan as if set forth in full herein.
     12.16 Plan Controls. To the extent the Plan is inconsistent with the Disclosure Statement, the provisions of the Plan shall be controlling.

Dated: June 6, 2008	Respectfully submitted,

COLE, SCHOTZ, MEISEL, FORMAN & LEONARD, P.A.

By:

Norman L. Pernick (No. 2290)
J. Kate Stickles (No. 2917)
1000 N. West Street, Suite 1200
Wilmington, DE 19801
(302) 295-4829
(302) 652-3117 (Fax)

Irving E. Walker
111 S. Calvert Street, Suite 2350
Baltimore, MD 21202
(410) 576-8211
(410) 230-0667 (Fax)

Counsel for Debtors and Debtors in Possession

– and –

WEIL, GOTSHAL & MANGES, LLP
Stephen Karotkin
767 Fifth Avenue
New York, NY 10153
(212) 310-8350
(212)310-8007 (Fax)

RICHARDS, LAYTON & FINGER, P.A.

By:

Mark D. Collins (No. 2981)
One Rodney Square
920 North King Street
Wilmington, DE 19801
(302) 651-7531
(302) 651-7701 (Fax)

Counsel for Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent for the Term Lenders

– and –

HAYNES & BOONE LLP
Judith Elkin
Lenard M. Parkins
153 East 53rd Street
New York, NY 10022
212-659-4968
212-884-8228 (Fax)

- and -

ZUCKERMAN SPAEDER LLP

By:

Thomas G. Macauley (No. 3411)
919 Market Street, Suite 990
Wilmington DE 19801
302-427-0400
302-427-8242 (Fax)

Counsel for Highland Capital Management L.P.

SCHEDULE 1.47
     The Non-Section 506(c) Administrative Claims shall consist of the expenses set forth on the attached Schedule.

SCHEDULE 1.73
     The Unencumbered Assets Allocation Amount, which is $6,666,000, is based on the allocations set forth in the attached Schedule.

SCHEDULE 8.1
     The following executory contracts and unexpired leases shall be assumed:
To be completed

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v